As filed with the Securities and Exchange Commission on March 9, 2020

Registration No. 333-99429

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Korn Ferry

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-2623879 (I.R.S. Employer Identification No.)

1900 Avenue of the Stars, Suite 2600

Los Angeles, CA 90067

(310) 552-1834

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Gary D. Burnison

1900 Avenue of the Stars, Suite 2600

Los Angeles, CA 90067

(310) 552-1834

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Ari Lanin, Esq.

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Los Angeles, CA 90067

Approximate date of commencement of proposed sale to the public: Not Applicable. The registrant is filing this post-effective amendment to remove from registration any securities registered hereunder that remain unsold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

On September 11, 2002, Korn Ferry (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-3 (No. 333-99429) to register 5,816,512 shares of the common stock of the Company, par value $0.01 (the “Common Stock”), offered by selling stockholders (the “Registration Statement”). The Company’s contractual obligation to maintain the effectiveness of the Registration Statement has terminated. Accordingly, and pursuant to the Company’s undertakings in the Registration Statement, the Company is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statement and to remove from registration all of the shares of the Company’s Common Stock covered by the Registration Statement that remain unsold as of the filing date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 9, 2020.

KORN FERRY

By:	/s/ Robert P. Rozek

Name:	Robert P. Rozek
Title:	Executive Vice President, Chief Financial
Officer and Chief Corporate Officer (Duly Authorized Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gary D. Burnison Gary D. Burnison	Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2020

/s/ Robert P. Rozek Robert P. Rozek	Executive Vice President, Chief Financial Officer and Chief Corporate Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2020

/s/ Christina A. Gold Christina A. Gold	Chairman of the Board and Director	March 5, 2020

/s/ Doyle N. Beneby Doyle N. Beneby	Director	March 6, 2020

/s/ Len J. Lauer Len J. Lauer	Director	March 7, 2020

/s/ Jerry P. Leamon Jerry P. Leamon	Director	March 6, 2020

/s/ Angel R. Martinez Angel R. Martinez	Director	March 9, 2020

/s/ Debra J. Perry Debra J. Perry	Director	March 6, 2020

/s/ Lori J. Robinson Lori J. Robinson	Director	March 9, 2020